UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2013
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a), (b)

RF Micro Devices, Inc. (“RFMD”) held its Annual Meeting of Shareholders on August 14, 2013. RFMD shareholders (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of RFMD's named executive officers, and (iii) ratified the appointment of Ernst & Young LLP as RFMD's independent registered public accounting firm for the fiscal year ending March 29, 2014.

The final voting results with respect to each of the three proposals are set forth below:

Proposal 1. To elect the seven directors named in RFMD's proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

	Number of Shares
	Voted For	Withheld	Broker Non-Votes
Walter H. Wilkinson, Jr.	185,090,113	5,328,675	58,894,065
Robert A. Bruggeworth	185,356,347	5,062,441	58,894,065
Daniel A. DiLeo	185,010,064	5,408,724	58,894,065
Jeffery R. Gardner	188,367,530	2,051,258	58,894,065
John R. Harding	188,270,405	2,148,383	58,894,065
Masood A. Jabbar	188,287,471	2,131,317	58,894,065
Casimir S. Skrzypczak	188,173,896	2,244,892	58,894,065

	Number of Shares
	Voted For	Voted Against	Abstaining	Broker Non-Votes
Proposal 2. To approve, on an advisory basis, the compensation of RFMD's named executive officers.	173,553,624	14,411,933	2,453,231	58,894,065

Proposal 3. To ratify the appointment of Ernst & Young LLP as RFMD's independent registered public accounting firm for the fiscal year ending March 29, 2014.	241,632,284	5,350,595	2,329,974	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ Barry D. Church
Barry D. Church
Vice President and Corporate Controller

Date:    August 16, 2013